For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Beth Coronelli
312-564-6052
bcoronelli@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at the Keefe, Bruyette & Woods

2010 Community Bank Investor Conference

CHICAGO, July 21, 2010 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the Keefe, Bruyette & Woods 2010 Community Bank Investor Conference in New York on July 28, 2010, at 11:30 a.m. Eastern Time.

A live webcast of the presentation will be available at the following address: www.kbw.com/news/conferenceCommunity2010_Webcast.html. Investors may also access the webcast of the presentation at the Company’s website at www.theprivatebank.com during the conference and for 30 days following the conference.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2010, the Company had 34 offices in 10 states and $12.8 billion in assets. Our website is www.theprivatebank.com.

#####